UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 26, 2010

ECHELON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29748	77-0203595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Meridian Avenue

San Jose, California 95126

(Address of principal executive offices, including zip code)

(408) 938-5200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2009, Echelon Corporation (the “Company”) reported that the Company had implemented a structured salary reduction plan that applied to, among other employees, all executive officers of the Company, including the named executive officers. Each executive officer received a 15% reduction in salary. On April 26, 2010, the Compensation Committee of the Board of Directors approved a restoration of salary for all affected Company employees, including all executive officers of the Company, including the named executive officers, effective as of May 1, 2010. The restoration of salary will result in the following annual salaries of the following named executive officers: (i) M. Kenneth Oshman, the Company’s Executive Chairman, $110,000; (ii) Oliver R. Stanfield, the Company’s Executive Vice President and Chief Financial Officer, $360,000; and (iii) Kathleen B. Bloch, the Company’s Senior Vice President and General Counsel, $357,000.

Item 8.01.	Other Events.

Concurrently with the salary reduction program implemented in 2009, the Company’s Board of Directors also approved a 15% reduction in the cash compensation payable to independent Board members for Board and Committee service. On April 27, 2010, the Board of Directors approved a restoration of the 15% reduction in such cash compensation payable to independent Board members for Board and Committee service, effective as of May 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHELON CORPORATION

By:	/s/ OLIVER R. STANFIELD
Oliver R. Stanfield
Executive Vice President and Chief Financial Officer

Date: April 28, 2010